UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 5, 2018

NEXTDECADE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, Suite 400, The Woodlands, Texas 77380

(Address of Principal Executive Offices) (Zip Code)

(713)  574-1880

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2018, pursuant to the terms of that certain Purchaser Rights Agreement, dated as of August 23, 2018, by and between NextDecade Corporation (the “Company”) and HGC NEXT INV LLC (“HGC”),  the Board of Directors of the Company appointed Koo Yung Lee as a Class A director of the Board.  In connection with Mr. Lee’s appointment to the Board, the size of the Board was increased from eleven to twelve members.  Mr. Lee will serve as a Class A director until the Company’s 2019 annual meeting of stockholders or until his successor is duly elected and qualified or the earlier of his death, resignation or removal.

Since November 2017, Mr. Lee has served as Executive Vice President, Corporate Strategy Office, of Hanwha Chemical Corporation, a company principally engaged in the manufacture and distribution of chemical products.  From April 2015 until October 2017, Mr. Lee served as President of Hanwha Q CELLS America Inc. and from October 2012 until March 2015, he served as Chief Commercial Officer of Hanwha Q CELLS GmbH (together with Hanwha Q CELLS America Inc., “Hanwha Q CELLS”).    Hanwha Q CELLS is a manufacturer of high-quality solar cells and photovoltaic modules.  Mr. Lee received a Bachelor of Arts degree in Political Science from Yonsei University in Seoul, South Korea.

Mr. Lee has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2018

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Krysta De Lima
Title: General Counsel